EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-115836, 333-151116, 333-210465, and 333-218052 on Form S-8, of our report dated April 1, 2024, relating to the financial statements of Ross Stores, Inc. and subsidiaries, and the effectiveness of Ross Stores, Inc. and subsidiaries internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended February 3, 2024.

/s/DELOITTE & TOUCHE LLP

San Francisco, California
April 1, 2024